Exhibit 10.2
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into and effective as of June 6, 2018 (the "Effective Date"), by and among Cambium Learning Group, Inc., a Delaware corporation (the "Purchaser"), Edcity Holding Inc., a Florida corporation ("Edcity"), and VSS VKidZ LLC, a Delaware limited liability company ("VSS", and together with Edcity, the "Sellers" and each a "Seller"), VKidz Holdings Inc., a Delaware corporation (the "Company") and VSS VKidZ LLC, solely in its capacity as Representative. Capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in the Purchase Agreement (as defined below).
WHEREAS, the Company, Sellers, Purchaser and Representative are parties to that certain Stock Purchase Agreement, dated as of May 13, 2018 (the "Purchase Agreement");
WHEREAS, pursuant to Section 10.8 of the Purchase Agreement, at any time prior to the Closing, whether before or after receipt of the Purchaser Required Vote, if applicable, the parties may modify or amend the Purchase Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; and
WHEREAS, the parties desire to amend certain provisions of the Purchase Agreement in accordance with the terms set forth herein and therein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:
1.1    A new definition is hereby added to Section 1.1 of the Purchase Agreement alphabetically before the defined term "Share Price" as follows:
"'Sellers' Preference Amount" means, as of the date of a Liquidation Event (as defined in the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 23, 2016), the aggregate amount of the Liquidating Dividends (as defined in the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 23, 2016) that are accrued and unpaid as of such date."
1.2    Section 2.2(a) of the Purchase Agreement is hereby replaced in its entirety with the following:
"(a) Closing Consideration.    The consideration to be paid by the Purchaser to each Seller for the sale and transfer of the Shares to the Purchaser as described in Section 2.1, upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, shall be, with respect to each Seller:
(i)an aggregate number of shares of Purchaser Common Stock equal to the product of:

(x)    the difference (such difference, the "Net Equity Consideration") of:
(1)the number of shares of Purchaser Common Stock (such number of shares of Purchaser Common Stock, the "Equity Consideration") equal to (A) 6,742,000 (the "Base Equity Consideration"), plus (B) such number of Purchaser Shares as shall equal the Estimated Working Capital Excess, if any, minus (C) such number of Purchaser Shares as shall equal the Estimated Working Capital Shortfall, if any, minus (D) such number of Purchaser Shares as shall equal the amount of the Estimated Retention Expenses, minus (E) such number of Purchaser Shares as shall equal the amount of the Estimated Transaction Expenses that constitute Excess Transaction Expenses, minus (F) such number of Purchaser Shares as shall equal the amount payable to such Seller under Section 2.2(a)(iii) below, minus (G) the Preference Consideration, and
(2)such number of Purchaser Shares as shall equal the aggregate Option Cancellation Amount due to the holders of In-the Money Subject Stock Options pursuant to Section 2.5, multiplied by
(y)    such Seller's Allocation Percentage;
(ii)an aggregate number of shares of Purchaser Common Stock equal to the product of: (x) such number of Purchaser Shares as shall equal the Sellers' Preference Amount (such number of shares of Purchaser Common Stock, the "Preference Consideration") and (y) such Seller's Allocation Percentage; and
(iii)an amount in cash equal to the product of: (x) (A) the Escrow Amount plus (B) the Representative Fund Amount (together with the Net Equity Consideration and the Preference Consideration, the "Closing Consideration") and (y) such Seller's Allocation Percentage.
Notwithstanding the foregoing in the event that the Base Equity Consideration is subject to increase as contemplated by clause (B) of Section 2.2(a)(i) above, the Purchaser may elect, in its sole and absolute discretion, to pay to Sellers at Closing an amount in cash equal to all or a portion of the Estimated Working Capital Excess, and, to the extent the Purchaser so elects to make any such payment in cash at Closing, the amount of Purchaser Shares to be issued by the Purchaser under clause (ii) of the immediately preceding sentence shall be reduced accordingly dollar-for-dollar."
1.3    The last sentence of Section 2.2(b)(i) of the Purchase Agreement is hereby replaced in its entirety with the following:
"The Consideration Schedule shall include each of the following: (A) the calculation of the Closing Consideration pursuant to this Section 2.2; and the portion thereof that is payable in Purchaser Common Stock and cash; (B) the Allocation Percentage of each Seller; (C) the Net Equity Consideration and Preference Consideration to be paid by the Purchaser to each Seller for such Seller's Shares being sold hereunder; and (D) the calculation of the Option Cancellation Amount for each holder of an In the Money Subject Stock Option pursuant to Section 2.5."
2.Miscellaneous.

2.1    Except as expressly provided herein or any side letters executed by the parties pursuant to the Purchase Agreement, all of the terms, conditions and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect in accordance with their respective terms. Any reference to the Purchase Agreement in any instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby. In the event of any conflict or inconsistency between the provisions of the Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall control
2.2    This Agreement, together with the Purchase Agreement and any side letters thereto, constitute the entire agreement among the parties hereto and thereto and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof.
2.3    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of law rules thereof.
2.4    This Amendment may be executed in one or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, portable document format (.pdf) or otherwise) to the other parties, it being understood that the parties need not sign the same counterpart.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASER:

CAMBIUM LEARNING GROUP, INC.

By: /s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer

SELLERS:

EDCITY HOLDING INC.

By: /s/ John Edelson
Name: John Edelson
Title: President

VSS VKIDZ LLC

By: /s/ Jeffrey T. Stevenson
Name: Jeffrey T. Stevenson
Title:

REPRESENTATIVE:

VSS VKIDZ LLC

By: /s/Jeffrey T. Stevenson
Name: Jeffrey T. Stevenson
Title:

COMPANY:

VKIDZ Holdings Inc.

By: /s/ John Edelson
Name: John Edelson
Title: President

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